Exhibit 99.5

LEHMAN BROTHERS HOLDINGS INC.
SEGMENT NET REVENUE INFORMATION
(Preliminary and Unaudited)
(In millions)


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

                                                         Three Months Ended                    Six Months Ended
                                                     ----------------------------          --------------------------
                                                       May 31          May 31                May 31         May 31
                                                        2002            2001                  2002           2001
                                                     ------------    ------------          -----------    -----------

Investment Banking:
    Equity Underwriting                                     $109            $158                 $272           $263
    Debt Underwriting                                        266             265                  471            448
    Merger and Acquisition Advisory                           79             128                  170            311
                                                     ------------    ------------          -----------    -----------
         Total                                               454             551                  913          1,022
                                                     ------------    ------------          -----------    -----------

Capital Markets:
    Equities                                                 324             611                  588          1,296
    Fixed Income                                             676             663                1,357          1,186
                                                     ------------    ------------          -----------    -----------
         Total                                             1,000           1,274                1,945          2,482
                                                     ------------    ------------          -----------    -----------

Client Services:
    Private Client                                           197             183                  388            375
    Private Equity                                            12              14                   23             26
                                                     ------------    ------------          -----------    -----------
         Total                                               209             197                  411            401
                                                     ------------    ------------          -----------    -----------

         Total Lehman                                     $1,663          $2,022               $3,269         $3,905
                                                     ============    ============          ===========    ===========


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